Exhibit 10.2

EXECUTION COPY

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE, dated as of October 14, 2009 (this “Supplemental Indenture”), is entered into by and between GKK CAPITAL LP, a Delaware limited partnership (the “Company”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (the “Trustee”).

Reference is made to the Junior Subordinated Indenture dated as of January 30, 2009, by and between the Company and the Trustee (the “Indenture”).

WHEREAS, the Company desires to amend Section 10.6(a) of the Indenture; and

WHEREAS, execution and delivery by the Company of this Supplemental Indenture has been duly authorized by all requisite corporate action and all other action required to make this Supplemental Indenture a valid and binding instrument.

NOW, THEREFORE, in consideration of the foregoing, the Trustee and the Company are entering into this Supplemental Indenture pursuant to Section 9.2 of the Indenture as follows:

ARTICLE I
AMENDMENTS TO INDENTURE

Section 1.01           Relation to Indenture.  This Supplemental Indenture amends and supplements the Indenture and shall be part and subject to all terms thereof.  Except as amended and supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

Section 1.02           Definitions.  Each term used herein that is defined in the Indenture shall have the meaning assigned to such term in the Indenture unless otherwise specifically defined herein, in which case the definition set forth herein shall govern.

Section 1.03           Section 10.6(a) of the Indenture is hereby deleted in its entirety and replaced with the following:

“The Company covenants and agrees with each Holder of Securities that during any period in which an Event of Default shall have occurred and be continuing, it shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any units of the Company’s limited partnership interests, (ii) vote in favor of or permit or otherwise allow any of its subsidiaries to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, or otherwise retire, any shares of any subsidiary’s preferred stock (for the avoidance of doubt, whether such preferred stock is perpetual or otherwise); or (iii) make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Securities (other than (A) repurchases, redemptions or other acquisitions of units of limited partnership interests of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend, reinvestment or limited partnership interests purchase plan or in connection with the issuance of limited partnership interests of the Company (or securities convertible into or exercisable for such units of limited partnership interests) as consideration in an acquisition transaction entered into prior to an Event of Default, (B) as a result of an exchange or conversion of any class or series of the Company’s limited partnership interests (or any capital stock or other limited partnership interests of a Subsidiary of the Company) for any class or series of the Company’s limited partnership interests or of any class of series of the Company’s indebtedness for any class or series of the Company’s limited partnership interests, (C) the purchase of fractional interest in the Company’s limited partnership interests pursuant to the conversion or exchange provisions of such limited partnership interests or the security being converted or exchanged, (D) any declaration of a dividend in connection with any Rights Plan, the issuance of rights, limited partnership interests or other property under the Rights Plan or the redemption or repurchase of rights pursuant thereto or (E) any dividend in the form of limited partnership interests, warrants, options or other rights where the dividend, or limited partnership interests issuable upon exercise of such warrants, options, or other rights are the same limited partnership interests as that on which the dividend is being paid or ranks pari passu with or junior to such limited partnership interest).”

Section 1.04           The Trustee accepts the trust in this Supplemental Indenture declared and provided upon the terms and conditions set forth in the Indenture.  The Trustee shall not be responsible in any manner whatsoever for the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Section 1.05           This Supplemental Indenture shall become effective only upon the satisfaction of the following conditions:  (i) the Trustee shall have received a counterpart of this Supplemental Indenture duly executed by the Company and the Trustee, (ii) the delivery of an Opinion of Counsel relating to this Supplemental Indenture in accordance with Sections 1.2(a) and 9.3 of the Indenture, (iii) the delivery of an Officer’s Certificate relating to this Supplemental Indenture in accordance with Sections 1.2 and 9.3 of the Indenture, and (iv) the Holders shall have paid all attorneys’ fees and disbursements of the Trustee in connection with this Supplemental Indenture, which legal expenses shall be paid simultaneously with the execution of this Supplemental Indenture.

Section 1.06           By execution of this Supplemental Indenture, Taberna Preferred Funding II, Ltd., Taberna Preferred Funding III, Ltd., Taberna Preferred Funding IV, Ltd., Taberna Preferred Funding V, Ltd., Taberna Preferred Funding VII, Ltd. and Taberna Preferred Funding VIII, Ltd., collectively as Holders of 100% of the Outstanding Securities, hereby in accordance with Section 9.2 of the Indenture, (i) consent to the Trustee and the Company executing and delivering this Supplemental Indenture, (ii) direct the Trustee to execute and deliver this Supplemental Indenture and (iii) agree to and do hereby release the Trustee for any action taken or to be taken by the Trustee in connection with its execution and delivery of this Supplemental Indenture and for any liability or responsibility arising in connection herewith.

Section 1.07           This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.  The executed counterparts may be delivered by facsimile transmission, which facsimile copies shall be deemed original copies.

Section 1.08           The laws of the State of New York shall govern this Supplemental Indenture without regard to the conflict of law principles thereof.

Section 1.09           In the event of any inconsistency between the terms and conditions of this Supplemental Indenture and the terms and conditions of the Indenture, the terms and conditions of this Supplemental Indenture shall prevail.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

GKK CAPITAL LP,
as Company

By:	Gramercy Capital Corp.,
its general partner

	By:	/s/ Roger M. Cozzi
Name: Roger M. Cozzi
Title: Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Bill Marshall
	Name:	Bill Marshall
	Title:	Vice President

TABERNA PREFERRED FUNDING II, LTD.
TABERNA PREFERRED FUNDING III, LTD.
TABERNA PREFERRED FUNDING IV, LTD.
TABERNA PREFERRED FUNDING V, LTD.
TABERNA PREFERRED FUNDING VII, LTD.
TABERNA PREFERRED FUNDING VIII, LTD.
(as to Sections 1.05 and 1.06 only)

By:	Taberna Capital Management, LLC,
as collateral manager

	By:	/s/ Michael A. Fralin
Name: Michael A. Fralin
Title: Managing Director

Supplemental Indenture Signature Page